                                                                   Exhibit 10.19

                  AGREEMENT # TC-3/0100 DATED DECEMBER 31, 2000

                                  (NEW EDITION)

MOSCOW
                                                               DECEMBER 21, 2004

Closed Joint Stock Company "Network of Television Stations"(basic state registration number [OGRN] 1027700151852) (hereinafter referred to as "CTC") in the person of General Director A.E. Rodnyansky, acting on the basis of the
Charter, and Closed Joint Stock Company "TSV" (OGRN 1027739243399) (hereinafter referred to as the "Agency") in the person of General Director V.L. Vshivkin, acting on the basis of the Charter, together hereinafter referred to as the
"Parties", have concluded this Agreement on the following:

                                1. DEFINITIONS:

     For the purpose of interpreting the terms and conditions of this Agreement, the definitions and expressions below have the following meanings:

     "NETWORK PROGRAM BLOCK" means a combined audiovisual work (the result of intellectual activity) created by CTC for transmission by CTC Network members through on-air broadcasting (Article 40 of the RF Law "On Copyright and
Neighboring Rights") and cable broadcasting (Article 41 of the RF Law "On
Copyright and Neighboring Rights") and having the same content for all CTC
Network members throughout the territory of the Russian Federation.

     "REGIONAL WINDOW" means a time interval scheduled within the Network
Program Block that allows for the substitution of audiovisual works in the
Network Program Block for any other programming at the discretion of the CTC
Network member.

     "CTC ADVERTISING SERVICE" means the placing of advertising, including sponsorship advertising, within the Network Program Blocks pursuant to the contracts entered into by the Agency in its own name, but for the account of
CTC, as well as by contracts entered into by CTC directly with clients for advertising, including Sponsorship advertising, within Network Program Blocks.

     "SPONSORSHIP" means a contribution by either a legal entity or an individual in the form of property, results of intellectual activity, services, work, etc., to the production of a TV program or the broadcasting of an entertainment event (concert, festival, etc.) with the aim to promote its own or another person's brand or trade mark or its own activities, products or any other direct or indirect commercial interests, etc. under the condition of advertising the Sponsor (Sponsorship Advertising).

     "COMMERCIAL" means an audiovisual work containing advertising.

     "SOCIAL ADVERTISING" means advertising representing public and state interests and serving charity purposes.

     Social Advertising shall promote neither business entities nor individual entrepreneurs, nor their specific brands (models, articles) or the brands
(models, articles) of products resulting from the business activity of non-profit organizations.

     "CLIENTS" means advertisers or any other third parties representing the advertisers pursuant to respective contracts.

     "REPORTING PERIOD" means one calendar month.

     "CTC ACTUAL GROSS BROADCAST REVENUE FOR THE REPORTED PERIOD" means:

     -    Sales revenues on advertising transactions entered into by the Agency

     -    Sales revenues on advertising transactions entered into by CTC directly with the Clients

     -    Penalties, fines, compensation and other non-sale income due to CTC and actually collected by the Agency under contracts with Clients concluded by the Agency with the aims of executing the present
          Agreement.

                                   2. SUBJECT

     2.1. This Agreement shall be deemed a mixed-type agreement as defined by
Article 421 of the Civil Code of the Russian Federation. In this Agreement, the
Parties set forth arrangements regarding commission services (section 2.1.1 of this Agreement), as well as contract and reimbursable services (section 2.1.2 of this Agreement). The names used for reference to the Parties shall in no way be used to interpret the nature of their relationship and are identified exclusively for convenience.

     2.1.1. In accordance with this Agreement, CTC shall engage the Agency to conclude in the Agency's name, but for the account of CTC, contracts with
Clients for advertising services under the procedure stipulated herein.

     2.1.2. In accordance with this Agreement, the Agency shall render to CTC on a compensated basis certain services as defined in Appendix 1 to this Agreement.

     2.2. CTC shall pay commission fees to the Agency for the execution of advertising service contracts (section 2.1.1. of this Agreement), as well as compensate it for services rendered (section 2.1.2 of this Agreement) in such amounts and in such manner as provided for herein.

     2.3. CTC shall place, throughout the entire territory covered by the CTC
Network, advertising provided by the Agency under contracts entered into with
Clients pursuant to this Agreement.

     2.4. The amount of advertising placed within Network Program Blocks in accordance with this Agreement shall be agreed upon by the Parties separately.

     CTC will provide the Agency with the following amount of time during the
     Network Program Blocks between 7:00 am of each day and 1:00 am on the following day (excluding Regional Windows, which total 2 hours) for the placement of Commercials:

     -    for the first through the third quarter of each calendar year - up to
          15% (fifteen percent) of the duration of the Network Program Block excluding the Regional Window;

     -    During the fourth quarter of each calendar year - up to 15.84%
          (fifteen point eighty-four percent) of the duration of the Network
          Program Block excluding the Regional Window.

     In addition, in the period between 19:00 and 24:00 of each day, CTC shall provide the Agency with time in Network Program Blocks for the placement of
     Commercials that shall be no less than the following:

     -    for the first through the third quarter of each calendar year - 15%
          (fifteen percent) of the aforementioned time-slot in the Network
          Program Block;

     -    During fourth quarter - 15.84% (fifteen point eighty-four percent) of the aforementioned time-slot in the Network Program Block.

     The amount of time provided to the Agency for the placement of Commercials within the Network Program Blocks between 1:00 am and 7:00 am shall be at the discretion of CTC.

     2.5. The Agency's performance under sections 4.5-4.9, 6.2 and 9.2 thereof, as well as of the terms and conditions set forth in Appendix 2 of this
Agreement, shall be guaranteed by a surety provided by ZAO "Gruppa Kompaniy
"Video International" (Group of Companies "Video International") which shall provide for the joint and several liability of the surety. A surety agreement shall be made with the above surety.

     2.6. The transactions between the Parties, Clients and any other third parties relating to social or political advertising shall be outside the scope of this Agreement.

                          3. OBLIGATIONS OF THE PARTIES

     3.1. CTC shall:

     3.1.1. Provide the Agency with the information necessary for entering into transactions with third party clients.

     3.1.2. Refrain from granting third parties the right to conclude on behalf of and at the expense of CTC transactions for which the Agency has retained hereunder without the Agency's consent. CTC's right to enter into transactions for rendering of advertising services on its own account shall be in no way limited hereby.

     3.1.3. Position throughout the CTC broadcasting territory the advertising provided by the Agency under contracts entered into with Clients in accordance with the terms and conditions of this Agreement.

     3.1.4. Provide the Agency not later than 3 days from the date of this
Agreement a projected schedule of the Network Program Block programming
(hereafter the "Schedule") for the first quarter of 2005 and thereafter submit to the Agency the projected Schedule as soon as the same has been developed.

     Submit to the Agency a tentative draft of the Schedule for each month at least two months prior to its entering into effect.

     The approved Schedule for each calendar week shall be submitted by CTC to the Agency at least 10 (ten) calendar days before the beginning of that calendar week.

     3.1.5. Have the right to modify the Schedule with respect to the tentative line-up of the Network Program Blocks for the current month upon two days prior notice to the Agency;

notify the Agency of modifications to the Schedule for a particular calendar week seven days be fore such modifications take effect.

     Such notice shall not be required only if the modifications are due to an event of national significance or due to the cancellation or change in the timing of sporting events scheduled to be broadcast live within the Network
Program Blocks, etc., where it is impossible to notify the Agency in advance with regard to modifications for objective reasons; provided that the Agency must be notified of such modifications on the day when such modifications are made.

     3.1.6. Insert commercials into ad blocks and ensure the same are placed in strict compliance with the procedures for logging and scheduling advertising within the Network Program Blocks and in accordance with the Agency-provided advertising schedules.

     3.1.7. Issue a confirmation of ad placement within the Network Program
Blocks to the Agency within five days after receiving its request.

     3.1.8. Review the Agency's requests (concerning placement of corresponding
Commercials, the granting by CTC of consent for specific actions by the Agency, etc.) and respond to the same in writing (by personal delivery or by fax) within three days of receiving the request from the Agency. The absence of a response from CTC within the designated time period shall be deemed an affirmative response.

     The procedure set forth in the first paragraph of section 3.1.8. shall be applicable solely to those requests that may be answered with a simple YES or
NO.

     The Agency requests and CTC responses shall be executed in writing and signed by the authorized representatives.

     3.2. The Agency shall:

     3.2.1. Enter into transactions with clients for the sale of CTC Advertising
Services (sub-section 2.1.1. hereof), acting primarily for the benefit of CTC and in accordance with the terms and conditions of this Agreement.

     a) When entering into contracts with Clients, the Agency shall enter into contracts on those terms that are the most favorable for CTC.

     b) The cost of advertising services when entering into contracts with certain clients shall be determined based on the contract price calculation method (Appendix 3).

     c) The Agency shall have all rights and bear all obligations under contracts with Clients made on a commission basis even where CTC is specifically named in any such contract and enters into a direct relationship with Clients.

     d) for the purposes of this Agreement, the Agency shall have the right to enter into sub-commission contracts with other legal entities and/or individuals as long as it remains fully liable to CTC for performance by such sub-commission agent.

     e) ICTC any un foreseen circumstances arise that prevent performance under any advertising services contract, the Agency shall immediately notify CTC of the same.

     CTC) The following provision shall be included in contracts with Clients:

     "The Client shall be fully liable for the content and design of any advertising delivered hereunder and for the breach of copyrights or neighboring rights with respect to the artistic

work and objects of neighboring rights included in the advertising. All claims for damages, including those asserted by authors and holders of neighboring rights, with respect to advertising shall be settled by the Client using its own resources and at its own expense."

     g) In the event any claims are brought by any third parties against CTC on the basis that the commercials placed by CTC under a contract between the Agency and Client violate applicable Russian law (including, but not limited to, legislation on advertising, competition, consumer rights protection, copyright and neighboring rights), the Agency shall use all necessary efforts to cause
Clients to defend such claim and indemnify CTC against all losses incurred in connection with the resolution of such claims.

     h) The Agency shall not be liable to CTC for the failure of any client to execute a transaction entered into by the Agency pursuant to the provisions of section 2.1.1. hereof. ICTC the client fails to execute a transaction entered into by the Agency, the latter shall immediately notify CTC of the same, collect the necessary evidence and, upon the request of CTC, transfer to it all rights in that transaction subject to compliance with all legal provisions applicable to the assignment of a claim.

     i) Review all commercials offered for placement for compliance with applicable Russian legislation, including legislation on advertising, competition and consumer rights protection.

     3.2.2. Provide services set forth in section 2.1.2. of this Agreement and/or duly retain third parties to provide the said services, while remaining responsible to CTC for their performance.

     3.2.3. The Agency shall provide commercials recorded in the PAL system with a synchronized audio track and time code on Betacam SP or Digital Betacam tapes
(hereunder "Tapes") at least four business days before the scheduled day of the first broadcast of the said Commercial.

     3.2.4. Provide to CTC information on the works of Russian and foreign authors used in the Commercials.

     3.2.5. Have the right to submit to CTC requests regarding the possibility of placing Commercials and requesting CTC's consent to certain activities to be conducted by the Agency pursuant to the form for such requests as provided in sub-section 3.1.7. hereof.

     3.2.6. Deliver to CTC reports on the performance by the Agency of its tasks in the manner as set forth herein.

     3.2.7. Ensure that Commercials are in compliance with Russian law and CTC
Technical requirements for similar video products.

               4. COMPENSATION TO THE AGENCY AND THE COST OF ITS
                        SERVICES. SETTELEMENT PROCEDURE

     Compensation and cost of the Agency services:
     ---------------------------------------------

     4.1. For the period From January 1, 2005 to December 31, 2005: Agency's compensation with respect to executing transactions (section 2.1.1 of the present Agreement) shall be equal to 0.7% (seven tenths of a percent) of the CTC
Actual Gross Broadcast Revenues (excluding VAT and transactions entered into directly by CTC) for the Reporting Period.

     The Agency shall become entitled to its commission as soon as Advertising
Services have been actually rendered during the Reporting Period.

     If CTC acquires additional benefit set forth in accordance with Appendix 2 hereof, such additional benefit shall belong solely to CTC, herewith CTC shall pay to the Agency the remuneration in the amount of 10 (ten) percent of the sum of the additional benefit in addition to the payments stipulated by paragraph
4.1-4.2 hereof.

     The Agency shall be entitled to the additional one-time remuneration from the date of signing the statement, in which the Parties shall approve the results of the calculations conducted pursuant Appendix 2.

     4.1.2. The fees for all services/works of the Agency as described in
Appendix 1 hereto shall be:

     a) 14.3% (fourteen and three tenths of a percent) of the CTC Actual Gross
Broadcast Revenues from Advertising Services (excluding VAT and transactions entered into directly by CTC) rendered during the Reporting Period;

     b) 15% (fifteen percent) of the CTC Actual Gross Broadcast Revenues from
Advertising Services (excluding VAT and CTC direct contracts) rendered during the Reporting Period.

     4.2. For the period From January 1, 2006 to December 31, 2007:

     Agency's compensation with respect to executing transactions (section 2.1.1 of the present Agreement) shall be equal to 0.7% (seven tenths of a percent) of the CTC Actual Gross Broadcast Revenues (excluding VAT and transactions entered into directly by CTC) for the Reporting Period.

     The Agency shall become entitled to its commission as soon as Advertising
Services have been actually rendered during the Reporting Period.

     4.2.2. The fees for all services/works of the Agency as described in
Appendix 1 hereto shall be:

     a) 12.3% (twelve and three tenths of a percent) of the CTC Actual Gross
Broadcast Revenues from Advertising Services (excluding VAT and transactions entered into directly by CTC) rendered during the Reporting Period;

     b) 13% (thirteen percent) of the CTC Actual Gross Broadcast Revenues from
Advertising Services (excluding VAT and CTC direct contracts) rendered during the Reporting Period.

     4.3. Commission and service fees calculated in such manner (sections 4.1 and 4.2 hereof) shall be subject to VAT in accordance with applicable Russian legislation.

     Commission and service fees for all services/works of the Agency shall be determined in rubles in the Statement for the relevant Reported period (in case of setting the cost of placement of advertising and/or calculation of non-sale incomes (penalties, fines, compensation, etc.) in US dollars - calculation is made at the rate of the Central Bank of the Russian Federation effective as per the last date of the reported month).

     Payment of a commission and cost of services of Agency is made in the order established, accordingly, in items 4.5. - 4.15. present(true) Contracts.

     4.4. The cost of services on placement of advertising in contracts of
Agency with Clients shall be established:

     under contracts with clients-residents - in an equivalent of US dollars or in RF rubles. In case the sum of the contract is established in an equivalent of US dollars, the latter is subject to payment by the Client in rubles at the rate of the Central Bank of the Russian Federation effective as per the date of presenting the payment order to the bank of the Client.

     under contracts with clients-non-residents - in US dollars. CTC services on placement of advertising under transactions with clients both residents, and non-residents shall be subject to VAT.

     4.5. Payment under contracts of Agency with clients in RF rubles shall be made to the current accounts of the Agency.

     The Agency shall, within three banking days, transfer to CTC current account the monetary funds received under the contracts taking into account sections 4.7, 4.10-4.13 hereof. The aforesaid three-day period shall commence upon receipt of the payment on the Agency's current account.

     4.6. The agency shall be entitled (having directed the notice to CTC address) on the basis of the financial assignment addressed to a corresponding client to instruct the latter to make payment in RF rubles under the contract of the Agency with the client, directly to CTC current accounts.

     4.7. The agency shall be entitled to transfer to the clients the monetary funds in RF rubles subject to return to the latter pursuant to the to contracts concluded with them, including by means of funds received from other clients to the benefit of CTC to the accounts of the Agency, but not yet transferred to CTC accounts. In case of return of the whole sum of the contract or payment, monetary funds shall be returned to the client in rubles in the same amount that was received. At the partial return the sum in rubles shall be determined in proportion to the reduction of the sum of the contract or payment.

     4.8. Payment under contracts with clients-non-residents in US dollars shall be made to the currency transit account of the Agency.

     The Agency shall, within three banking days, transfer to CTC currency transit account the monetary funds in the whole sum in the foreign currency. The aforesaid three-day period shall commence upon entering of the monetary funds to the currency transit account of the Agency.

     4.9. Payment of services on placement of advertising under the transactions made by the Agency in US dollars with customers-non-residents with the aim to perform the provisions of the Agreement, can be carried out by the clients only in US dollars,

     4.10. Payments under contracts with Clients entered into directly by CTC shall be transferred to the respective CTC accounts. Amounts shall be paid inclusive of VAT as provided by applicable Russian legislation. CTC shall transfer to the Agency no later than the first banking day of the week following the week when the transfer was effected, to the respective account of CTC:

     4.10.1. at the receipt of payment under contracts with clients-residents -
the sum: for the period from January 01, 2005 to December 31, 2005 - at the rate of 15% (fifteen percent), for the period from January 01, 2006 to on December
31, 2007 - at the rate of 13% (thirteen percent) of the sum of the monetary funds received to CTC current account as the payment for services stipulated by section 2.1.2. hereof;

     4.10.2. at the receipt of payment under contracts with
clients-non-residents - : for the period from January 01, 2005 to December 31,
2005 - at the rate of 15% (fifteen percent), for the period from January 01,
2006 to on December 31, 2007 - at the rate of 13% (thirteen percent) of the sum of the monetary funds received to CTC current account as the payment for services stipulated by section 2.1.2. hereof at the rate of the Central Bank of the Russian Federation for the date of receipt of monetary funds to NAN transit currency account.

     When transferring monetary funds, CTC shall pass to the Agency a cpoy of the payment order.

     In the event CTC fails to effect payments to the Agency pursuant to this section within the time periods as agreed by the Parties, the Agency shall be entitled to withhold the sums due thereto from future receipts of monetary funds from the Clients to the Agency's account belonging to CTC.

     4.11. In the event that it becomes difficult to clearly identify the above receipts as payments made pursuant to the performance by the Parties of obligations hereunder, the terms stipulated by sections 4.5, 4.8 and 4.10 periods may be extended.

     4.12. In cases if the monetary funds received received earlier in a foreign currency should be returned to the Client according to the contract with the latter, than:

     - if the monetary funds are transferred by the Agency to CTC, the latter should in ten-day term transfer to the transit currency account of the Agency the sum subject to return to the Client -non-resident in the corresponding foreign currency, and the Agency in its turn carries out the return of the received monetary funds to the corresponding client. The ten-day term shall commence on the moment of receipt by CTC of the letter from the Agency with the requirement on returning confirmed by the corresponding documents with the client-non-resident;

     - if the monetary funds are not transferred to CTC and are still on the transit currency account of the Agency, the latter should transfer to to the corresponding clinet the sum due to him in the corresponding foreign currency.

     4.13. From the sum of the money transferred in rubles to the current accounts of the Agency for the benefit of CTC under contracts with clients, the
Agency shall be entitled to withhold the following sums:

     - : for the period from January 01, 2005 to December 31, 2005 - 15%
(fifteen percent), for the period from January 01, 2006 to on December 31, 2007
- 13% (thirteen percent) of the difference between the money received in RF rubles to the current accounts of the Agency for the benefit of CTC and the monetary funds that were returned by the Agency or CTC to the clients' accounts pursuant to the contracts with the latter, and

     - for the period from January 01, 2005 to December 31, 2005 - 15% (fifteen percent), for the period from January 01, 2006 to on December 31, 2007 - 13%
(thirteen percent) of the difference between the ruble equivalent of the foreign currency that was received to the transit currency account of the Agency for the benefit of CTC pursuant to the contracts with clients-non-residents, and the ruble equivalent of the foreign currency that CTC and/or the Agency returned in currency to the clients-non-residents. The ruble equivalent of a foreign currency shall be determined at the rate of the Central Bank of the Russian
Federation effective as per the date of transfer of monetary funds to on the transit currency account of the Agency from the client-non-resident.

     The above mentioned deductions shall be aimed at payment of the commission and services/works fee of the Agency set forth in sections 4.1. and 4.2. hereof.

     4.14. Settelements between the Parties shall be carried out daily provided presence of receipts from Clients. The agency shall be entitled to exercise daily deduction of funds in payment of the commission and services/works fee of the Agency.

     When transferring monetary funds, the Agency shall direct to the address of
CTC a copy of the payment order. The day of the payment carried out between the
Parties hereunder shall be considered the day of writing-off the monetary funds from the account of the payer that is confirmed by a bank extract.

     4.15. In case if the sum withheld on the current account of the Agency, shall exceed the sum of commission and services/works fee due to the Agency for the reporting period, the exceeding sum shall be taken into account as advance payment of commission or payment of services/works fees when exercising the mutual settlement during the following periods.

                             5. REPORTING PROCEDURES

     5.1. Upon transferring funds, the Agency shall deliver to CTC a copy of the payment order (section 4.13 hereof) and an accompanying letter with a detailed breakdown of the payment.

     5.2. After the end of each month, not later than 10 (ten) days the Agency shall deliver its report (sub-section 2.1.1. hereof) to CTC. If CTC has any objections with regard to the submitted report, it shall deliver such objections in writing to the Agency within ten (10) calendar days of receiving the same. In the event, no objections are raised within the said period, the report shall be deemed accepted and the assignment completed.

     The Agency's report shall contain:

     - The amount of payments received on the Agency's account under the contract concluded with a client, including Value Added Tax in accordance with applicable Russian legislation;

     - The amount retained by the Agency under section 4.13 hereof as the
     Agency's compensation, including Value Added Tax in accordance with applicable Russian legislation;

     5.3. No later than 15th day of the month after the end of the Reporting
Period, the Parties shall execute a bilateral reconciliation statement detailing:

     1) CTC Actual Gross Broadcasting Revenue for the Reported Period:

     o    Advertising revenue generated by transactions entered into by the
          Agency

     o    Advertising revenue generated by transactions entered into by CTC directly with Clients

     o    The amount of fines and penalties paid in respect to advertising services in transactions entered into by the Agency only

     2) Receipts for the Reporting Period in respect to the contracts entered into by the Agency, including as payment for advertising services, as well as of liquidated damages, fines and penalties;

     3) Receipts on the CTC account under all contracts made by CTC directly as payment for advertising services, as well as of fines and penalties;

     4) Commissions accrued by the Agency during the Reporting Period;

     5) Service fees received by the Agency in respect to the services provided to and work completed for CTC during the Reporting Period (Point 4.2 hereof);

     6) Amount received by the Agency as commissions;

     7) Amount received by the Agency as service fees.

     The statement may also contain any other information the Parties may deem relevant.

     5.4. The Agency shall provide together with the statement its invoices for payment of commissions and service fees.

     5.5. CTC will have ten business days to either approve the submitted statement or respond with objections stating the reasons for the same. If CTC raises reasonable objections, the Parties shall execute a statement detailing remedial actions with respect to such objections.

     If CTC does not respond within the designated time period to the statement delivered, the statement shall be deemed accepted.

               6. LIABILITY OF PARTIES AND CASES WHEN PARTIES ARE
                            RELIEVED FROM LIABILITY

     6.1. In the event of non-performance or the improper performance by a Party of its obligations hereunder, such Party shall be liable for damages to the other Party resulting from such non-performance or improper performance.

     6.2. If either Party delays any payments hereunder, it shall be liable for a penalty of 0.05% (five-hundredths of a percent) on the outstanding amount for each day of delay, provided the other Party has delivered a claim for payment by registered mail. No penalty shall be due as long as the other Party fails to demand the payment of such a penalty.

     6.3. In the event of a breach by CTC of its obligations with regard to broadcasting ads (by failing to place ads within the Network Program Blocks, changing time spots and/or sequencing of Commercials within the Network Program
Blocks, broadcasting Commercials with deviations in terms of quality or technical parameters - no audio track, interference, or with timing, content or version irregularities, etc.), CTC shall unconditionally indemnify the Agency against any third party claims under existing contracts. In the event that the
Agency incurs expenses relating to the Clients' claims due to CTC's failure to perform its obligations, CTC shall reimburse the Agency for any such expenses.

     6.4. CTC shall not be liable for the failure to broadcast advertising within the Network Program Blocks through the Agency's fault, and the Agency shall be solely responsible for resolving any such claims by Clients.

     6.5. All payments in respect to the penalties or damages hereunder shall be made in rubles at the exchange rate of the Central Bank of Russia published on the date the payment was made as long as the creditor has demanded in writing that such payments be made; such written demands shall be delivered by registered mail with an acknowledgement of receipt.

     6.6. The Parties shall be relieved from liability for non-performance or improper performance of their obligations hereunder if the proper performance was not possible due to force-majeure events, i.e., events of extraordinary nature and unavoidable under the circumstances, such as acts of God, fires, hostilities, legislative changes, adoption of mandatory regulations, unscheduled public addresses by government officials (President of the Russian Federation,
Prime Minister of the Russian Federation, Chairman of the Federation Council and
Chairman of the State Duma) and other events beyond the control of the Parties.

     6.7. The Party that is unable to perform its obligations hereunder shall be required to immediately give notice to the other Party on the occurrence and termination of the above

events, but in any event no later than within five business days. In such case, the Parties shall consult with each other as soon as possible and agree on the actions that should be taken by the Parties.

     The existence and duration of force majeure events shall be supported by documents issued by the appropriate competent authority or agency.

     6.8. The failure to give such notice of the occurrence of such events or the failure to give such notice in a timely manner shall prevent the said Party from referring to any such events as grounds for relieving it from liability for non-performance.

     6.9. In the event advertising was not broadcast due to the above events,
CTC, upon the Agency's consent, shall provide spots equivalent in terms of time and programs for the unaired advertising, or, if such spots are not available, shall return any pre-payments received From the Agency with respect to the unaired advertising.

                              7. DISPUTE RESOLUTION

     7.1 All disputes and controversies arising out of or relating to this
Agreement shall be resolved through negotiations between the Parties.

     7.2 If the Parties fail to come to a settlement, the dispute shall be submitted for resolution to the Moscow Arbitration Court.

                                8. MISCELLANEOUS

     8.1 All statements, amendments and supplements to this Agreement shall be valid only provided that the same shall be in writing and signed by the authorized representatives of the Parties.

     8.2 All the Supplements and Appendices to this Agreement shall constitute an integral part hereof.

     8.3 The unilateral refusal to perform the obligations or unilateral modification of the terms of this Agreement shall not be permitted, except as set forth herein.

     8.4 The terms of this Agreement, in respect to which the Parties have executed the Supplementary Confidentiality Agreement, shall be confidential.

     Each Party shall make every effort to prevent the access of any third party to the confidential provisions of this Agreement other than upon the consent of the other Party.

     Upon the demand of any authorized governmental agency (law-enforcement agencies, tax authorities etc), one of the Parties may disclose to them the provisions of this Agreement without the prior consent of the other Party.

     In case of a breach of the provisions of this Section by a Party, such
Party shall be liable for the damages incurred by the other Party.

     8.5 The headings of the Articles of this Agreement have been inserted for convenience and shall in no way restrict or expand the meaning of any of the provisions thereof.

     8.6 The Parties shall immediately give to each other a written notice in case of any change in their corporate Forms, addresses, bank or other essential details.

     8.7 The Parties shall deliver to each other all and any notices and requests regarding the performance of provisions of this Agreement to the addresses, fax numbers and telephone numbers agreed upon herein by courier service with a follow-up fax transmission. Notices and requests shall be deemed sufficiently given:

     -In the case of courier delivery - upon the date of delivery;

     -In the case of fax transmission -upon the date of dispatch if it is sent during usual business hours.

                      9. TERM OF AGREEMENT AND TERMINATION

     9.1. This Agreement shall enter into effect beginning January 1, 2005 and continue in force through December 31, 2007, including all New Year's Eve programs (through 6 a.m. January 1, 2008).

     9.2. This Agreement may be terminated be fore the expiry of its term:

     9.2.1. Before and on December 31, 2005 - by either Party subject to a
90-day prior notice of termination. Such notice shall be delivered by registered mail with acknowledgement of receipt.

     The Party initiating early termination shall make a termination payment to the other Party equal to 13% of the CTC Actual Gross Broadcasting Revenue generated by advertising in the Network Program Blocks for three full calendar months preceding the termination date. The calculation of such termination payment shall be made in rubles.

     9.2.2. Between January 1, 2006 and December 31, 2007 - by either Party subject to a 180-day prior notice of termination. Such notice shall be delivered by registered mail with acknowledgement of receipt.

     The Party initiating early termination shall make a termination payment to the other Party equal to 13% of the CTC Actual Gross Broadcasting Revenue generated by advertising in the Network Program Blocks for six full calendar months preceding the termination date. The calculation of such termination payment shall be made in rubles.

     The Parties agree that if termination takes place after December 31, 2005 and the termination date hereof is either January 1, 2006 or January 1, 2007, the provisions of this section regarding the termination payment shall not apply.

     9.2.3. At any time upon mutual agreement of the Parties.

     9.3. In the event that as of the termination date (section 9.2. hereof)
certain advertising under a contract entered into by the Agency hereunder has not been broadcast and/or the provision of services has commenced but has not been completed, the obligation of the parties shall be deemed terminated From the date such advertising has been broadcast or service has been provided and all settlements, including with respect to penalty payments hereunder, have been completed.

     The present Agreement is executed in two equally binding counterparts with one for each Party.

                     ADDRESSES AND BANK DETAILS OF PARTIES:

                          AGENCY:                                                            CTC:
                          ZAO TVS                                            ZAO "NETWORK OF TELEVISION STATIONS"

Legal and mailing Addresses: 121359,                               Legal and mailing Addresses: 123298,
Moscow, 25 Akademika Pavlova Street                                Moscow, 12 3rd Khoroshevskaya Street
ITN 7706145804, OGRN 1027739243399                                 ITN 7707115217, OGRN 102770015852
current  account  40702810338190103285  with  Kievskoe  OSB        current account 40702810100000006624 with OAO
5278 of AK SB RF correspondent account 30101810400000000225        ALFA-Bank, correspondent account(1)30101810200000000593
BIC 044525225                                                      BIC 044525593
Tel. 956-12-67 Fax 737-87-00                                       Tel. 797- 4100 Fax 797 - 4101
DETAILS FOR HARD CURRENCY PAYMENTS:                                DETAILS FOR HARD CURRENCY PAYMENTS:
Beneficiary: ZAO TSV                                               Beneficiary: ZAO Set Televisionnykh Stantsy
Beneficiary account: 40702840500003006466                          Beneficiary account: 40702840400003003080
Beneficiary bank:"ALFA-Bank", Moscow, Russia (107078,              Beneficiary bank:"ALFA-Bank", Moscow, Russia (107078,
Masha Poryvaeva St., 11).                                          Masha Poryvaeva St., 11).

                        [SIGNATURE]                                                [SIGNATURE]
               By: ________________________                              By: ___________________________
                      (V.L. Vshivkin)                                              (A.A. Rodnyansky)
                          [SEAL]                                                      [SEAL]

                                   APPENDIX 1

                TO AGREEMENT NO. TC-3/0100 DATED JANUARY 31, 2003

MOSCOW
                                                               DECEMBER 21, 2004

Closed Joint Stock Company "Network of Television Stations"(basic state registration number [OGRN] 1027700151852) (hereinafter referred to as "CTC") in the person of General Director A.E. Rodnyansky, acting on the basis of the
Charter, and Closed Joint Stock Company "TSV" (OGRN 1027739243399) (hereinafter referred to as the "Agency") in the person of General Director V.L. Vshivkin, acting on the basis of the Charter, together hereinafter referred to as the
"Parties", have concluded the present Appendix 1 to the Agreement dated January
31, 2000 #TC-3/0100 in the new edition dated December 21, 2004 (hereinafter
Agreement) as follows:

     1. In accordance with the provisions of sub-section 2.1.2. of the
Agreement, the Agency agreed to provide the following information and perform other services/work for CTC in exchange for compensation:

     1.1. Provide to CTC and maintain certain software (computerized placement system) in the appropriate condition.

     1.2. Adapt commercials accepted for broadcasting pursuant to the contracts entered into by the Agency.

     1.3. Perform pre-airing editing of advertising blocks:

     a) Review ads within the same block for compatibility.

     b) Determine the advisability of allotting spots not occupied by commercial advertising to social advertising.

     1.4. Structure advertising blocks placed directly by the Agency.

     1.5. Deliver videotapes with recorded advertising to CTC.

     1.6. Develop forecasts of program ratings, advertising blocks, broadcast hours, etc. The ratings for the purposes of Appendix No 1 are understood as the audience of a program (advertising blocks, broadcast hours, etc.) expressed as percentage of the total potential audience. The ratings shall be calculated using ZAO TNS GALLUP MEDIA software and the data collected by ZAO TNS GALLUP
MEDIA for a particular target audience.

     1.7. Calculate actual ratings.

     1.8. Perform media planning. 1.9. Advise on the planning of the CTC line-up:

     a) Monitor deadlines for airing advertising orders.

     b) Coordinate advertising, including by product categories advertised.

     1.10. Provide services for the automatic scheduling of advertising orders under all adverting transactions, including those entered into directly by CTC.

     1.11. Analyze the actual impact of advertising campaigns; compare forecast ratings against actual ratings.

     1.12. Generate play lists for all advertising campaigns broadcast through the CTC television network, including buying and monitoring data comparisons.

     1.13. Organize and conducts claim work on contracts with clients having failed to perform the transaction (having failed to pay for CTC advertising services) including rendering methodic assistance in such work should it be conducted by CTC departments.

     1.14. Receive from clients, register, systematize and provide (on a monthly basis) on electronic and paper sources in the Form adapted for CTC further use the information on the authors of music, text and video-line used in the commercials broadcasted on air of Network Program Blocks.

     2. Works/services stipulated in section 1 hereof shall be paid by CTC pursuant to the terms of Chapter 4 of the Agreement.

     3. Appendix 1 is executed in two equally binding counterparts with one for each Party.

                           4. SIGNATURES OF PARTIES:

                 AGENCY:                                                      CTC:
                 ZAO TVS                                      ZAO "NETWORK OF TELEVISION STATIONS"

               [SIGNATURE]                                                [SIGNATURE]
      By: ________________________                              By: ___________________________
             (V.L. Vshivkin)                                              (A.A. Rodnyansky)
                 [SEAL]                                                     [SEAL]

                                   APPENDIX 2

                TO AGREEMENT NO. TC-3/0100 DATED JANUARY 31, 2003

                   IN THE NEW EDITION DATED DECEMBER 21, 2004

MOSCOW
                                                               DECEMBER 21, 2004

Closed Joint Stock Company "Network of Television Stations"(basic state registration number [OGRN] 1027700151852) (hereinafter referred to as "CTC") in the person of General Director A.E. Rodnyansky, acting on the basis of the
Charter, and Closed Joint Stock Company "TSV" (OGRN 1027739243399) (hereinafter referred to as the "Agency") in the person of General Director V.L. Vshivkin, acting on the basis of the Charter, together hereinafter referred to as the
"Parties", have concluded the present Appendix 2 to the Agreement dated January
31, 2000 #TC-3/0100 in the new edition dated December 21, 2004 (hereinafter
Agreement) as follows:

1.   For the purpose of interpreting the terms and conditions of this Agreement, the definitions and expressions below have the following meanings:

     1.1. "AUDIENCE SHARE" - the share, expressed in percentage, of the CTC audience across Russia from 7:00 am of any given day to 1:00 am of the following day for the period of January through December of the respective year for all viewers 4 years old and older calculated up to one hundredth of a point using the "Russian Mapping" database for all
          Russian cities of 100,000+ by the research company ZAO "TNS Gallup
          Media" ("Gallup TV," 6 B. Koptevsky Pr., 125315, Moscow, OGRN
          102777394520, ITN 7714117913).

     1.2. "MARKET SHARE" - CTC share of the NATIONAL TV ADVERTISING MARKET calculated in percentage to an accuracy of one one-hundredth of a point.

     1.3. "NATIONAL TV ADVERTISING MARKET" - the value of the Russian advertising market in the National TV sector (NATIONAL TV CHANNELS)
          for the respective calendar year, expressed in US dollars, according to the expert evaluation published by the Russian Association of
          Advertising Agencies (RAAA, Executive direction address is Bld.1, 73
          Novoslobodskaya street, Moscow 127055; phone: 285 59 54, fax: 285
          2783) in US dollars.

     1.4. "POWER RATIO" - the ration of CTC's share of the NATIONAL ADVERTISING
          MARKET to the AUDIENCE SHARE of CTC.

     The Parties have agreed that the projected power ratio is equal to 1.2 (one point two tenth).

     1.5. "NATIONAL TV CHANNEL" - a broadcaster or a group of broadcasters sharing programming (TV network), the programs of which are received by over 20% of the Russian population. The following broadcasters and
          TV networks are defined as National TV Channels: "First Channel,"
          "Russian TV", NTV, CTC, TV-C, REN-TV, TNT and other or newly organized broadcasting organizations and TV networks the audience of which during the term of the Agreement will exceed 20% of the population of the RF.

     1.6. "PROJECTED SALES AMOUNT" - is the result of multiplying the Power ratio to the actual share of CTC audience and to the evaluation of
          National TV Advertising Market for the respective period, i.e.:

     (SIGMA)PROJECTED=1.2 X AUDIENCE SHARE X NATIONAL TV ADVERTISING MARKET

     1.8  "ACTUAL SALES AMOUNT" - actual CTC Gross Broadcast Revenues from advertising services approved by the Parties in monthly statements and including:

     o    Advertising revenue generated by transactions on advertising services rendering entered into by the Agency;

     o    Advertising revenue generated by transactions on advertising services rendering entered into by CTC directly with Clients; o The amount of fines and penalties and other CTC non-sale income due to CTC received by the Agency under the transactions in respect to advertising services entered into by the Agency with the aim to perform the
          Agreement.

2.   The Parties have agreed that CTC shall acquire additional benefit if the
     Actual Sales Amount is more than the Projected Sales Amount. The mentioned additional benefit shall belong solely to CTC, herewith CTC shall pay to the Agency the remuneration in the amount of 10 (ten) percent of the sum of the additional benefit in addition to the payments stipulated by paragraph
     4 of the Agreement.

3.   For the period of January 01, 2005 to December 2005, not later than March
     01, 2006 the Parties shall conduct the calculation of the additional benefit pursuant to section 1-2 hereof.

     The Agency shall be entitled to the additional one-time remuneration from the date of signing the statement, in which the Parties shall approve the results of the calculations conducted pursuant section 1 and 2 hereof.

     CTC shall execute the payment of the additional remuneration not later than
     March 31 of the year following the reported year on the basis of the Agency
     Invoice.

4.   Calculation of the amounts of the additional benefit and additional remuneration shall be conducted in the relative units - US dollars, and the payment shall be exercised in RF rubles at the rate of the Central Bank for the date of transferring the monetary funds.

5.   This Appendix is made and executed in two equally binding counterparts with one for each Party. The present Appendix shall be in effect from January
     01, 2005 to December 31, 2005.

                             SIGNATURES OF PARTIES:

                          AGENCY:                                                      CTC:
                          ZAO TVS                                      ZAO "NETWORK OF TELEVISION STATIONS"

                        [SIGNATURE]                                                [SIGNATURE]
               By: ________________________                              By: ___________________________
                      (V.L. Vshivkin)                                           (A.A. Rodnyansky)
                         [SEAL]                                                      [SEAL]

                                   APPENDIX 3
                TO AGREEMENT NO. TC-3/0100 DATED JANUARY 31, 2003
                   IN THE NEW EDITION DATED DECEMBER 21, 2004

MOSCOW
                                                               DECEMBER 21, 2004

Closed Joint Stock Company "Network of Television Stations"(basic state registration number [OGRN] 1027700151852) (hereinafter referred to as "CTC") in the person of General Director A.E. Rodnyansky, acting on the basis of the
Charter, and Closed Joint Stock Company "TSV" (OGRN 1027739243399) (hereinafter referred to as the "Agency") in the person of General Director V.L. Vshivkin, acting on the basis of the Charter, together hereinafter referred to as the
"Parties", have concluded the present Appendix 3 to the Agreement dated January
31, 2000 #TC-3/0100 in the new edition dated December 21, 2004 (hereinafter
Agreement) as follows:

     The Parties shall agree on the principal factors to be considered in determining the price in connection with the placement of Advertising within the
Network Program Blocks under the contracts entered into by the Agency with
Clients.

     1. When exercising transactions on realizing the Advertising services, the latter shall be governed by a combination of technical, sociological and economic measures that define the conditions required in connection with the provision of advertising services under a particular transaction. The input data used for determining the price of services to be provided under a particular
Advertising Order shall be determined by the Agency in consultations with the
Client at the time of developing the media strategy and shall comprise the data on timing and geographical region of a particular advertising campaign, Client's total advertising budget, target audience of advertising or promotion materials, information on the Client competitors' market and other details required for structuring a particular advertising campaign.

     2. The Parties have agreed that composing of the contractual cost of services rendered upon a definite transaction bears multi-factor, multi-functional character and taking into account the lack of unit measures for determining the quantitative volumes of services.

     3. When entering into a contract with a Client and determining the price of services, the Agency shall take into consideration the following factors:

     3.1 Macroeconomic factors.

     o    Consumer purchasing power;

     o    Per capita income growth rate;

     o    Change in the cost of the consumer basket and consumer prices for a particular target group.

     a)   expert reports on the degree of market development in certain economic and manufacturing sectors (monopoly, polypoly sectors, etc.) and on the necessity to conduct any marketing or advertising sales support;

     b)   expert evaluations of advertisers' budgets for marketing services and advertising placement in different mass media, including TV, in the previous, current and future periods;

     c)   number of market (a sector thereof) participants and their media-activity.

     3.2. Offer on the advertising market through broadcasting of
TV-broadcasting companies.

     3.2.1. CTC program policy.

     3.2.2. Broadcast environment of CTC Network Program Blocks (taking into account of programs broadcasted in other TV-channels at the same time).

     3.2.3. Changes in CTC technical capabilities:

     o    Increased reach through better quality of signal distribution.

     o    Increased reach through transmitters' increased output capacity.

     o    Potential addition of regional stations to the Channel network.

     o    Licenses obtained for new frequencies.

     3.2.4. Optimal advertising volumes considering the TV-watching traditions.

     3.2.5. Actual and projected ratings of time intervals, programs and ad blocks of CTC Network Program Blocks as per the advertising placement. Rating -
correlation of the average amount of a certain target group people having watched the Broadcast to the general amount of people in the given target group with the technical opportunity to receive the said program (broadcast), given in percent and set in accordance to the daily TV-watching measuring conducted by an independent monitoring company.

     Target audience - potential viewers with similar sociographic and psychographic attributes:

     o    Sex

     o    Region or inhabitation territory

     o    Income

     o    Education

     o    Occupation

     o    Household members amount

     o    Consumer habits and traditions.

     Projected ratings shall be determined on the basis of available data for the previous periods extrapolated for the advertising placement period considering the projected broadcast line-up of CTC Network Program Blocks with the account of seasonal fluctuations and other factors.

     The data for the calculations are provided by the independent monitoring company.

     The frequency of the data providing shall be stipulated by the independent sociologic monitoring company.

     3.3. Specific terms of a certain contract.

     3.3.1. The number of rating points or the cumulative rating (Gross Rating
Points or GRP) - the sum of ratings planned to be collected when placing a conditional commercial with a time-keeping of thirty seconds.

     3.3.2. The projected advertising campaign volume in time units.

     3.4. The campaign target group.

     The primary target groups are the typical target groups most commonly targeted by Clients on which the projected effectiveness is assessed:

     o    6-54 All
     o    11-25 All
     o    11-34 All
     o    11-34 All Moscow
     o    14-24 All
     o    18-35 Females
     o    18-35 All
     o    18-54 Females
     o    18-54 Males
     o    18+ All

     o    18+ All Moscow
     o    18-44 Females
     o    18-44 All
     o    20-39 All
     o    25+ Females
     o    6+ All

     The numbers define age ranges.

     3.5. The projected scope of the advertising campaign.

     Reach - the number of people in the target group who saw a particular broadcast at least for one minute (in thousands of people).

     3.6. The projected average impression frequency (Frequency)

     Frequency - the average amount of each viewer's contacts in the chosen target group with the analyzed broadcasts shall be determined as a correlation of the Gross Rating Points (GRP) calculated while placing the conditional commercial with the time-keeping of sixty seconds to the Reach.

     3.7. Positioning - placement of certain advertising and promotional materials in the opening, closing or other particular position within an advertising block.

     3.8. Fixed placement - placement of advertising and promotional materials in particular programs or advertising blocks or on dates designated by the
Client.

     3.9. Floating placement - placement of advertising and promotional materials by selecting programs and dates independent of the Client based on the given enlarged positions of the Advertising Order.

     3.10. Seasonality of advertising campaign - seasonal variations in the demand for placement of advertising and promotional materials within the Network
Program Blocks from Clients.

     3.11. Competition requirements of an advertising campaign:

     o    Rendering of services on placement of advertising and promotional materials of the Client with the requirement of the latter to place certain advertising and promotional materials so that they are detached from the advertising of competing products or producers.

     o    The requirement of the Client to place certain advertising and promotional materials in particular programs or advertising blocks so that they are attached to the advertising of competing products or services.

     3.12. Advertising the products and/or services of several advertisers or several advertised items in the same advertising and promotional material.

     3.13. The placement of advertising and promotional materials in commercial breaks within and in between programs.

     3.14. Placement of advertising and promotional materials within particular time intervals (including prime time).

     Prime time - continuous intervals of time attracting the largest audiences.

     3.15. Payment procedure for the advertising campaign.

     3.16. Amount of business days prior to the initial broadcast of the advertising within the CTC Network Program Blocks.

     4. CTC directs the Agency to determine the price under each Advertising
Order for placement of Advertising within the CTC Network Program Blocks taking into account the abovementioned factors that influence considerably upon the
Form of the rendered services and correspondingly on the determination of the contractual price of a certain contract (transaction). The Agency should be governed by the current CTC Pricing Policy including the recommended average cost of services for placement on air of one 30-second relative commercial with the projected effectiveness in 1 point of the rating fixed in Agreements to the present Appendix signed on a quarter basis.

     5. This Appendix shall come into effect from the date of its execution and shall be an integral part of this Agreement.

     6. This Appendix is made and signed in two equally binding counterparts with one for each Party.

                             SIGNATURES OF PARTIES:

                          AGENCY:                                                      CTC:
                          ZAO TVS                                      ZAO "NETWORK OF TELEVISION STATIONS"

                        [SIGNATURE]                                                [SIGNATURE]
               By: ________________________                              By: ___________________________
                      (V.L. Vshivkin)                                              (A.A. Rodnyansky)
                         [SEAL]                                                         [SEAL]